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                                                                  Exhibit (e)(6)

                             ENDOSONICS CORPORATION

                        RESTATED 1988 STOCK OPTION PLAN

                (As Amended and Restated through April 18, 1997)

                                  ARTICLE ONE
                               GENERAL PROVISIONS

         I.   PURPOSES OF THE PLAN

              A. This Restated 1998 Stock Option Plan (the "Plan") is intended to promote the interests of Endosonics Corporation, a Delaware corporation (the "Company"), by providing a method whereby eligible individuals may be offered incentives and rewards which will encourage them to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company and continue to render services to the Company (or its parent or subsidiary corporations).

              B. For purposes of the Plan, the following provisions shall be applicable in determining the parent and subsidiary corporations of the Company:

                   Any corporation (other than the Company) in an unbroken chain of corporations ending with the Company shall be considered to be a parent corporation of the Company, provided each such corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                   Each corporation (other than the Company) in an unbroken chain of corporations beginning with the Company shall be considered to be a subsidiary of the Company, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         II.  STRUCTURE OF THE PLAN

              A. Option Programs. The Plan shall be divided into two separate components: the Discretionary Option Grant Program described in Article Two and the Automatic Option Grant Program described in Article Three. Under the Discretionary Option Grant Program, eligible individuals may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock in accordance with the provisions of Article Two. Under the Automatic Option Grant Program, each eligible member of the Company's Board of Directors (the "Board") will automatically receive an option grant to purchase shares of Common Stock in accordance with the provisions of Article Three.
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              B. General Provisions. Unless the context clearly indicates otherwise, the provisions of Articles One and Four of the Plan shall apply to both the Discretionary Option Grant Program and the Automatic Option Grant Program and shall accordingly govern the interests of all individuals under the Plan.

         III. ADMINISTRATION OF THE PLAN

              A. The Plan shall be administered in accordance with the following standards:

                   (i) The Board shall appoint a committee (the "Committee") of two (2) or more non-employee Board members to administer the Discretionary Option Grant Program with respect to all individuals who are subject to the short-swing profit restrictions of Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Committee shall have the sole and exclusive authority to administer the Discretionary Option Grant Program with respect to all such individuals.

                   (ii) Administration of the Discretionary Option Grant Program with respect to all other key employees, consultants and independent advisors eligible to participate in the Plan shall be subject to separate and concurrent administration by both the Board and the Committee. Accordingly, either the Board or the Committee may from time to time make discretionary option grants to such individuals upon such terms and conditions as either deem appropriate, subject to the express terms of the Plan.

              B. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.

              C. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the terms and conditions of Article Three.

              D. The term "Plan Administrator" as used from time to time in this plan document shall mean the particular entity, whether the Committee or the Board, which is authorized to administer the Discretionary Option Grant Program with respect to one or more classes of eligible individuals, to the extent such entity is carrying out its administrative functions under the Plan with respect to those individuals.

              E. The Plan Administrator shall have full power and authority (subject to the express provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the plan functions within the scope of its administrative authority and to make any and all determinations with respect to those functions which it may deem necessary or advisable. All decisions of the Plan Administrator within the scope of its administrative authority under the Plan shall be final and binding on all parties who have an interest in the Plan or any outstanding option granted pursuant to such authority.

         IV.  ELIGIBILITY FOR OPTION GRANTS


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              A. The persons eligible to participate in the Option Grant Program under Article Two of the Plan shall be limited to the following:

                   (i) officers and other key employees of the Company (or its parent or subsidiary corporations) who render services which contribute to the management, growth and financial success of the Company (or its parent or subsidiary corporations);

                   (ii) those consultants or other independent advisors who provide valuable services to the Company (or its parent or subsidiary corporations); and

                   (iii) non-employee members of the Board or the board of directors of any parent or subsidiary corporation of the Company.

              B. Non-employee members of the Board shall also be eligible to receive automatic option, grants pursuant to the provisions of Article Three.

              C. The Plan Administrator shall have full authority to make discretionary option grants under the Plan to the eligible individuals within the scope of its administrative functions under the Plan and to determine the number of shares to be covered by each such grant, whether the granted option is to be an incentive stock option ("Incentive Option") which satisfies the requirements of Section 422 of the Internal Revenue Code or nonstatutory option not intended to meet such requirements, the time or times at which each such option is to become exercisable, and the maximum term for which the option is to remain outstanding.

         V.   STOCK SUBJECT TO THE PLAN

              A. The stock issuable under the Plan shall be shares of the Company's authorized but unissued or reacquired Common Stock. The aggregate number of shares which may be issued over the term of the Plan shall not exceed 4,100,000 shares(1). The total number of shares issuable under the Plan shall be subject to adjustment from time to time in accordance with the provisions of this Section V.

              B. In no event may the maximum number of shares of Common Stock for which any one individual participating in the Plan may be granted stock options and separately exercisable stock appreciation rights exceed 550,000 shares in the aggregate over the remaining term of the Plan. For purposes of this limitation, no stock options or stock appreciation rights granted prior to January 1, 1994 shall be taken into account. Such limitation shall be subject to periodic adjustment in accordance with the provisions of this Section V.


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(1)      Includes (i) the 1,250,000-share increase authorized by the Board on September 13, 1995 and approved by the stockholders at the 1996 Annual Stockholders Meeting and (ii) the 650,000 share increase authorized by the Board on April 18, 1997, subject to stockholder approval at the 1997 Annual Meeting.


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              C. Should an outstanding option expire or terminate for any reason prior to exercise in full (including any option cancelled in accordance with the cancellation-regrant provisions of Section IV of Article Two of the Plan), the shares subject to the portion of the option not so exercised shall be available for subsequent option grant under the Plan. In addition, any unvested shares issued under the Plan and subsequently repurchased by the Company, at the option exercise price paid per share, pursuant to the Company's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants under the Plan. However, shares subject to any option or portion thereof surrendered or cancelled in accordance with Section V of Article Two or Section III of Article Three shall not be available for subsequent option grant under the Plan. Should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Company in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance.

              D. If any change is made to the outstanding Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one individual may be granted stock options and separately exercisable stock appreciation rights under the Plan after December 31, 1993, (iii) the number and/or class of securities and price per share in effect under each outstanding option under the Plan and (iv) the number and/or class of securities to be made the subject of each subsequent automatic grant. Such adjustments to the outstanding options shall preclude the enlargement or dilution of rights and benefits under such options.

                                  ARTICLE TWO
                       DISCRETIONARY OPTION GRANT PROGRAM

         I.   TERMS AND CONDITIONS OF OPTIONS

              Options granted pursuant to this Article Two shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or non-statutory options. Individuals who are not Employees may only granted non-statutory Options under this Article Two. Each option granted shall be evidenced by one or more instruments in the form approved by the Plan Administrator. Each such instrument shall, however, comply with the terms and conditions specified below, and each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section II of this Article Two.

              A.   Option Price.


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              1.   The option price per share shall be fixed by the Plan
Administrator. In no event, however, shall the option price per share be less than eighty-five percent (85%) of the fair market value per share of Common Stock on the date of the option grant.

              2. The option price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section VI of this Article Two and the instrument evidencing the grant, be payable as follows:

                   - in cash or check drawn to the Company's order; or

                   - in shares of Common Stock held by the optionee for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at fair market value on the Exercise Date (as such term is defined below).

                   - through a broker dealer sale and remittance procedure pursuant to which the optionee shall provide irrevocable instructions
         (I) to a Company designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Company in connection with such purchase and (II) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

              For purposes of this subparagraph 2, the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Company. Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

              3. The fair market value per share of Common Stock on any relevant date under the Plan shall be determined in accordance with the following provisions:

                   - If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded on the Nasdaq National Market, the fair market value shall be the closing selling price of one share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of fair market value.

                   - If the Common Stock is at the time listed or admitted to trading on any national stock exchange, then the fair market value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on


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         such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

                   - If the Common Stock is at the time neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then the fair market value shall be determined by the Committee after taking into account such factors as the Committee shall deem appropriate.

              B.   Term and Exercise of Options.

              Each option granted under this Article Two shall be exercisable at such time or times, during such period, and for such number of shares as shall be determined by the Plan Administrator and set forth in the instrument evidencing the option grant. No such option, however, shall have a maximum term in excess of ten (10) years from the grant date.

              C.   Termination of Service.

              1. Except to the extent otherwise provided pursuant to Section VII of this Article Two, the following provisions shall govern the exercise period applicable to any options held by the optionee at the time of cessation of Service or death.

                   - Should the optionee cease to remain in Service for any reason other than death or permanent disability, then the period for which each outstanding option held by such optionee is to remain exercisable shall be limited to the three (3)-month period following the date of such cessation of Service.

                   - In the event such Service terminates by reason of permanent disability (as defined in Section 22(e)(3) of the Internal Revenue
         Code), then the period for which each outstanding option held by the optionee is to remain exercisable shall be limited to the twelve
         (12)-month period following the date of such cessation of Service.

                   - Should the optionee die while in Service or during the three (3)-month period following his or her cessation of Service, then the period for which each of his or her outstanding options is to remain exercisable shall be limited to the twelve (12)-month period following the date of the optionee's death. During such limited period, the option may be exercised by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution.

                   - Under no circumstances, however, shall any such option be exercisable after the specified expiration date of the option term.

                   - During the applicable limited post-Service exercise period, no option may be exercised in the aggregate for more than the number of shares for which the option is exercisable on the date of the optionee's cessation of


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         Service. Upon the expiration of such limited exercise period or (if earlier) upon the expiration of the option term, the option shall terminate, and cease to be exercisable. However, the option shall immediately upon the optionee's cessation of Service, terminate and cease to be outstanding with respect to any option shares for which the option is not at that time exercisable.

              2. The Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to permit one or more options held by the optionee under this Article Two to be exercised, during the limited period of exercisability provided under subparagraph 1 above, not only with respect to the number of shares for which each such option is exercisable at the time of the optionee's cessation of Service but also with respect to one or more subsequent installments of purchasable shares for which the option would otherwise have become exercisable had such cessation of Service nor occurred.

              3. For purposes of the foregoing provisions of this Section I.C (and for all other purposes under the Plan):

                   - The optionee shall be deemed to remain in the Service of the Company for so long as such individual renders services on a periodic basis to the Company (or any parent or subsidiary corporation) in the capacity of an Employee, a non-employee member of the Board or an independent consultant or advisor.

                   - The optionee shall be considered to be an Employee for so long as such individual remains in the employ of the Company or one or more of its parent or subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

              D.   Stockholder Rights.

              An optionee shall have no stockholder rights with respect to any shares covered by the option until such individual shall have exercised the option and paid the option price for the purchased shares.

              E.   Repurchase Rights.

              The shares of Common Stock acquired upon the exercise of options granted under the Plan may be subject to one or more repurchase rights of the Company in accordance with the following provisions:

                   1. The Plan Administrator may in its discretion determine that it shall be a term and condition of one or more options exercised under the Plan that the Company (or its assignees) shall have the right, exercisable upon the optionee's cessation of Service, to repurchase at the option price any or all of the unvested shares of Common Stock at the time held by the optionee. Any such repurchase right shall be exercisable by the Company (or its assignees) upon such terms and conditions (including the establishment of the appropriate


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vesting schedule and other provision for the expiration of such right in one or more installments over the optionee's period of Service) as the Plan Administrator may specify in the instrument evidencing such right.

                   2. The Plan Administrator may assign the Company's repurchase rights under subparagraph E.1 above to any person or entity selected by the Plan Administrator, including one or more stockholders of the Company.

                   3. All of the Company's outstanding repurchase rights shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of any Corporate Transaction under
Section III of this Article Two, except to the extent (i) the Company's outstanding repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (ii) such termination of repurchase rights and acceleration of vesting are precluded by other limitations imposed by the Plan Administrator at the time of the option grant.

              F. Limited Transferability of Options. During the lifetime of the optionee, Incentive Options shall be exercisable only by the optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the optionee's death. However, Non-Statutory Options may, in connection with the optionee's estate plan, be assigned in whole or in part during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Should the optionee die while holding one or more Non-Statutory Options, then those options shall be transferred in accordance with the optionee's will or the laws of descent and distribution.

         II.  INCENTIVE OPTIONS

              The terms and conditions specified below shall be applicable to all Incentive Options granted under this Article Two. Incentive Options may only be granted to individuals who are Employees of the Company. Options which are specifically designated as non-statutory options when issued under the Plan shall not be subject to such terms and conditions.

              A. Option Price. The option price per share of the Common Stock subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the fair market value of such Common Stock on the grant date.

              B. Dollar Limitation. The aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Company or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two or more such


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options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such option as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted.

              C. 10% Stockholder. If any individual to whom an Incentive Option is granted is the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Company or any one of its parent or subsidiary corporations ("10% Stockholder"), then the option price per share shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the grant date and the option term shall not exceed five (5) years, measured from the grant date.

              Except as modified by the preceding provisions of this Section II, the provisions of the Plan shall apply to all Incentive Options granted hereunder.

         III. CORPORATE TRANSACTIONS/CHANGES IN CONTROL

              A. In the event of any of the following stockholder-approved transactions (a "Corporate Transaction"):

                   (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation,

                   (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company, or

                   (iii) any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger, the exercisability of each option outstanding under this Article Two shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. However, an outstanding option under this Article Two shall not so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, (ii) such option is to be replaced with a cash incentive program of the successor corporation based on the option spread at the time of the Corporate Transaction, or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of grant. The determination of option comparability under clause (i) above shall be made by the Committee, and its determination shall be final, binding and conclusive.


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              B. Immediately following the consummation of the Corporate
Transaction, all outstanding options under this Article Two shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

              C. Each outstanding option under this Article Two which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issuable, in consummation of such Corporate Transaction, to an actual holder of the same number of shares of Common Stock as are subject to such option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan on both an aggregate and per participant basis following the consummation of the Corporate Transaction shall be appropriately adjusted.

              D. The options outstanding under this Article Two shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

              E. The Plan Administrator shall have the discretionary authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options under this Article Two upon the occurrence of a Change in Control. The Plan Administrator shall also have full power and authority to condition any such option acceleration upon the subsequent termination of the optionee's Service within a specified period following the Change in Control.

              F. For purposes of this Section III, a Change in Control shall be deemed to occur in the event:

                   (i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than twenty-five percent (25%) of the total combined voting Power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board does not recommend such stockholders to accept; or

                   (ii) there is a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) cease, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least


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              two-thirds of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

              G. Any options accelerated in connection with the Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.

              H. The exercisability as incentive stock options under the Federal tax laws of any options accelerated under this Section III in connection with a Corporate Transaction or Change in Control shall remain subject to the dollar limitation of Section II.

         IV.  CANCELLATION AND REGRANT OF OPTIONS

              The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, the cancellation of any or all outstanding options under this Article Two and to grant in substitution new options under the Plan covering the same or different numbers of shares of Common Stock but having an option price per share not less than eighty-five percent (85%) of the fair market value of the Common Stock on the new grant date (or one hundred percent (100%) of such fair market value in the case of an Incentive Option or one hundred ten percent (110%) of such fair market value in the case of an Incentive Option granted to a 10% Stockholder).

         V.   STOCK APPRECIATION RIGHTS

              A. Provided and only if the Plan Administrator determines in its discretion to implement the stock appreciation right provisions of this Section V, one or more optionees may be granted the right, exercisable upon such terms and conditions as the Plan Administrator may establish, to surrender all or part of an unexercised option under this Article Two in exchange for a distribution from the Company in an amount equal to the excess of (i) the fair market value (on the option surrender date) of the number of shares in which the optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate option price payable for such vested shares.

              B. No surrender of an option shall be effective hereunder unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the optionee shall accordingly become entitled under this Section V may be made in shares of Common Stock valued at fair market value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

              C. If the surrender of an option is rejected by the Plan Administrator, then the optionee shall retain whatever rights the optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of
(i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years after the date of the option grant.


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              D. Each officer of the Company subject to the short-swing profit restrictions of the Federal securities laws may, in the Plan Administrator's sole discretion, be granted limited stock appreciation rights in tandem with his or her outstanding options under this Article Two. Upon the occurrence of a Hostile Take-Over effected at any time after the Company's outstanding Common Stock is registered under Section 12(g) of the 1934 Act, each outstanding option with such a limited stock appreciation right shall automatically be cancelled and the optionee shall in return be entitled to a cash distribution from the Company in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the cancelled option (whether or not the option is otherwise at the time exercisable for such shares) over (ii) the aggregate exercise price payable for such shares. The cash distribution payable upon such cancellation shall be made within five (5) days following the consummation of the Hostile Take-Over. The Plan Administrator shall pre-approve, at the time the limited stock appreciation right is granted, the subsequent exercise of that right in accordance with the terms of the grant and the provisions of this Section V.D. No additional approval of the Plan Administrator or the Board shall be required at the time of the actual option cancellation and cash distribution.

              E. For purposes of Section V.D, the following definitions shall be in effect:

                   A Hostile Take-Over shall be deemed to occur in the event any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board does not recommend such stockholders to accept.

                   The Take-Over Price per share shall be deemed to be equal to the greater of (a) the fair market value per share on the date of cancellation, as determined pursuant to the valuation provisions of
         Section I.A.3 of this Article Two, or (b) the highest reported price per share paid in effecting such Hostile Take-Over. However, if the cancelled option is an Incentive Option, the Take-Over Price shall not exceed the clause (a) price per share.

              F. The shares of Common Stock subject to any option surrendered or cancelled for an appreciation distribution pursuant to this Section V shall not be available for subsequent option grant under the Plan.

         VI.  LOANS OR INSTALLMENT PAYMENT

              The Plan Administrator may assist any optionee (including any officer) in the exercise of one or more outstanding options under this Article Two by (a) authorizing the extension of a loan to such optionee from the Company or (b) permitting the optionee to pay the option price for the purchased Common Stock in installments over a period of years. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) will be established by the Plan Administrator in its sole discretion. Loans and installment payments may be granted without security or collateral, but the maximum credit available to the optionee shall not exceed the sum of (i) the aggregate option price of the purchased shares (less the par value) plus
(ii) any Federal and State income and employment tax liability incurred by the optionee in connection with the exercise of the option.

         VII. EXTENSION OF EXERCISE PERIOD

              Each entity serving as Plan Administrator shall have full power and authority, within the scope of its administrative functions under the Plan, to extend the period of time for which any Option granted under this Article Two is to remain exercisable following the optionee's cessation of Service or death from the limited period in effect under Section I.C.1 of this Article Two to such greater period of time as the Plan Administrator shall deem appropriate; provided, however, that in no event shall such option be exercisable after the specified expiration date of the option term.

                                 ARTICLE THREE
                         AUTOMATIC OPTION GRANT PROGRAM

         I.   ELIGIBILITY

              A. Eligible Optionees. The individuals eligible to receive automatic option grants pursuant to the provisions of this Article Three shall be limited to the following:

                   (i) each individual who is serving as a non-employee member of the Board on March 4, 1992; and

                   (ii) each individual who is first appointed or elected as a non-employee Board member at any time after March 4, 1992.

         II.  TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

              A. Grant Dates. Option grants will be made under this Article Three on the dates specified below:

                   (i) Each individual who served as a non-employee Board member on March 4, 1992 was automatically granted on such date a non-statutory stock option to purchase 5,000 shares of Common Stock upon the terms and conditions of this Article Three.

                   (ii) Each individual who was first appointed or elected as a non-employee Board member after March 4, 1992 but prior to March 29, 1995 was automatically granted on the date of such appointment or election a non-statutory stock option to purchase 5,000 shares of Common Stock upon the terms and conditions of this Article Three.

                   (iii) Each individual who was serving as a non-employee Board member on March 29, 1995 was automatically granted on such date a non-statutory stock option to purchase 10,000 shares of Common Stock upon the terms and conditions of this Article Three.

                   (iv) Each individual who is first appointed or elected as a non-employee Board member after March 29, 1995 shall automatically be granted on the date of such appointment or election a non-statutory stock option to purchase 10,000 shares of Common Stock upon the terms and conditions of this Article Three.

                   (v) On the date of each Annual Stockholders Meeting after March 4, 1992, each individual who is re-elected as a non-employee member of the Board at such Annual Meeting (including individuals who were initially elected as non-employee Board members prior to March 4,
         1992) shall receive an automatic option grant under the Plan for 5,000 shares of Common Stock, provided such individual has been a member of the Board for at least six (6) months.

         The 5,000-share and 10,000-share limitation on the automatic option grants to be made to each non-employee Board member shall be subject to periodic adjustment pursuant to the applicable provisions of paragraph V.C of Article One.

         B. Exercise Price. The exercise price per share shall be equal to one hundred percent (100%) of the fair market value per share of Common Stock on the automatic grant date.

         C. Payment. The exercise price shall be payable in one of the alternative forms specified below:

                   (i) payment in cash or check made payable to the Company's order; or

                   (ii) payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at fair market value on the Exercise Date (as such term is defined below).

                   (iii) through a broker-dealer sale and remittance procedure pursuant to which the optionee shall provide irrevocable instructions
         (I) to the Company designated broker-dealer to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds, an amount equal to the aggregate option price payable for the purchased shares and (II) to the Company to deliver the certificates for the purchased shares directly to such broker-dealer.

         For purposes of this subparagraph, the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Company, and the fair market value per share of Common Stock on any relevant date shall be determined in accordance with the provisions of paragraph I.A.3 of Article Two. Except to the extent the sale and remittance procedure specified above is utilized for the exercise of the option, payment of the exercise price for the purchased shares must accompany such notice.

         D. Option Term. Each automatic grant under this Article Three shall have a maximum term of ten (10) years measured from the automatic grant date.

         E. Exercisability.

              1. Except as provided in subparagraph 2 below, each automatic option shall become exercisable for the option shares in four (4) equal annual installments commencing one year after the grant date. As the option becomes exercisable for one or more installments of the option shares, the installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the expiration or sooner termination of the option term. The option, however, shall not become exercisable for any additional option shares following the optionee's cessation of Board service, except to the extent the option is otherwise to become exercisable in accordance with the provisions of
Section II.E.2 of this Article Three.

              2. Should the optionee die or become permanently disabled (as defined in Section 22(e)(3) of the Internal Revenue Code) while serving as a Board member, then the option shall accelerate in full and become exercisable for all of the shares of Common Stock at the time subject to the option.

         F. Limited Transferability. The option may, in connection with the optionee's estate plan, be assigned in whole or in part during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Should the optionee die while holding one or more options under this Article Three, then those options shall be transferred in accordance with the optionee's will or the laws of descent and distribution.

         G. Effect of Termination of Board Membership.

              1. Should the optionee cease to be a Board member for any reason (other than death) while holding an automatic option grant under this Article Three, then such optionee shall have a six (6)-month period following the date of such cessation of Board membership in which to exercise such option for any or all of the shares of Common Stock for which the option is exercisable at the time the optionee ceases service as a Board member. However, each such option shall immediately terminate and cease to be outstanding, at the time of such cessation of Board service, with respect to any shares for which the option is not otherwise at that time exercisable.

              2. Should the optionee die while serving as a Board member or during the six (6)-month period following his or her cessation of Board service, than the option may subsequently be exercised, for any or all of the shares of Common Stock for which the option is exercisable at the time of the optionee's cessation of Board membership, by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution. Any such exercise must, however, occur within twelve (12) months after the date of optionee's death. However, each such option shall immediately terminate and cease to be outstanding, at the time of the optionee's cessation of Board service, with respect to any shares for which the option is not otherwise at that time exercisable.

              3. In no event shall any automatic grant under this Article Three remain exercisable after the specified expiration date of the ten (10)-year option term. Upon the expiration of the applicable exercise period in accordance with subparagraphs 1 and 2 above or (if earlier) upon the expiration of the ten
(10)-year option term, the automatic grant shall terminate and cease to be outstanding for all shares for which such option was exercisable at the time of the optionee's cessation of Board service but for which that option was not subsequently exercised.

         H. Stockholder Rights. The holder of an automatic option grant under this Article Three shall have no stockholder rights with respect to any shares covered by such option until such individual shall have exercised the option and paid the exercise price.

         I. Remaining Terms. The remaining terms and conditions of each automatic option grant shall be as set forth in the prototype Directors Automatic Option Grant Agreement attached as Exhibit A to the Plan.

    III. CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

              A. In the event of a Corporate Transaction (as such term is defined in Section III.A of Article Two), then the exercisability of each automatic option grant outstanding under this Article Three shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares. Immediately following the consummation of the Corporate Transaction, all automatic option grants under this Article Three shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

              B. In connection with any Change in Control (as such term is defined in Section III.F of Article Two above), the exercisability of each automatic option grant at the time outstanding under this Article Three shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Change in Control, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares.

              C. Upon the occurrence of a Hostile Take-Over (as such term is defined in Section V.E of Article Two above), each outstanding automatic option grant under this Article Three shall automatically be cancelled in return for a cash distribution from the Company in an amount equal to the excess of (i) the Take-Over Price (as such term is defined below) of the shares of Common Stock at the time subject to the cancelled option (whether or not the option is otherwise at the time exercisable for such shares) over (ii) the aggregate exercise price payable for such shares. The cash distribution payable upon such cancellation shall be made within five (5) days following the consummation of the Hostile Take-Over. Stockholder approval of this 1997 restatement of the Plan shall constitute preapproval of each option subsequently granted with such an automatic cancellation provision and the subsequent cancellation of that option in accordance with the provisions of this Section III.C. No additional approval of the Plan Administrator or the Board shall be required at the time of the actual option cancellation and cash distribution. The Take-Over Price per share shall be deemed to be equal to the greater of (a) the fair market value per share on the date of cancellation, as determined pursuant to the valuation provisions of Section I.A.3 of Article Two, or (b) the highest reported price per share paid in effecting such Hostile Take-Over.

         D. The shares of Common Stock subject to each option cancelled in connection with the Hostile Take-Over shall not be available for subsequent issuance under this Plan.

         E. The automatic option grants outstanding under this Article Three shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                                  ARTICLE FOUR
                                 MISCELLANEOUS

         I.   AMENDMENT OF THE PLAN

              The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever. However, no such amendment or modification shall, without the consent of the, holders, adversely affect rights and obligations with respect to options at the time outstanding under the Plan. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

         II.  TAX WITHHOLDING

              A. The Company's obligation to deliver shares or cash upon the exercise of stock options or stock appreciation rights granted under the Plan shall be subject to the satisfaction of all applicable Federal, State and local income and employment tax withholding requirements.

              B. Each entity serving as Plan Administrator may, within the scope of its administrative functions under the Plan and upon such terms and conditions as it may in its sole discretion deem appropriate (including the applicable safe-harbor provisions of SEC Rule 16b-3), provide any or all holders of outstanding option grants under Article Two of the Plan with the election to have the Company withhold, from the shares of Common Stock otherwise issuable upon the exercise of such options, a portion of such shares with an aggregate fair market value equal to the designated percentage (any multiple of five percent (5%) specified by the optionee) of the Federal and State income and employment taxes ("Taxes") incurred in connection with the acquisition of such shares. In lieu of such direct withholding, one or more optionees may also be granted the right to deliver shares of Common Stock to the Company in satisfaction of such Taxes. The withheld or delivered shares shall be valued at the Fair Market Value on the applicable determination date for such Taxes.

         III. EFFECTIVE DATE AND TERM OF PLAN

              A. The Plan was initially adopted in final form by the Board on October 20, 1988 and approved by the Company's stockholders on April 5, 1989, pursuant to which an aggregate of 1,600,000 shares of Common Stock (400,000 after giving effect to the 1992 Reverse Stock Split) were authorized for issuance. The Board restated the Plan in March 1991 to increase the number of shares issuable over the term of the Plan by 1,000,000 shares (250,000 after giving effect to the 1992 Reverse Stock Split) and the restatement and increase were approved by the stockholders in March 1991. In January 1992, the Board restated the Plan to conform the Plan to the requirements of Rule 16b-3 and such 1992 restatement was effective on the first date on which the shares of the Company's Common Stock were registered under Section 12(g) of the 1934 Act. The Board subsequently amended the Plan on May 7, 1992 to increase the number of shares issuable thereunder by 300,000 shares and on August 13, 1992 the stockholders approved a restatement of the Plan to (i) include the 300,000-share increase previously approved by the Board and (ii) to increase the frequency of automatic grants made to non-employee Board members. The Board approved such restatement on August 13, 1992. The Board again amended the Plan effective October 28, 1992 to provide for bifurcated administration of the Discretionary Option Grant Program.

              On February 10, 1993, the Board adopted a new restatement of the Plan to (i) increase the number of shares issuable thereunder by 400,000 shares and (ii) provide for the acceleration of options under the Automatic Option Grant Program in the event of the non-employee Board member's death or permanent disability. The restatement was approved by the stockholders at the Annual Stockholders Meeting held on May 25, 1993.

              On February 8, 1994, the Board adopted another restatement of the Plan to (i) increase the number of shares issuable thereunder by 450,000 shares and (ii) impose a limitation on the maximum number of shares for which any one individual participating in the Plan may be granted stock options and separately exercisable stock appreciation rights after December 31, 1993. The restatement was approved by the stockholders at the 1994 Annual Stockholders Meeting.

              On January 9, 1995, the Board adopted an amendment to the Plan to increase the number of shares issuable thereunder by 400,000 shares and such increase was approved by the stockholders at the 1995 Annual Stockholders Meeting.

              On March 29, 1995, the Board adopted an amendment to the Plan to
(i) grant a 10,000 share option to each existing non-employee Board member under the Automatic Option Grant Program and (ii) increase the number of shares of Common Stock for which option grants are to be made under the Automatic Option Grant Program to each newly elected or appointed non-employee Board member to 10,000 shares. The amendment was approved by the stockholders at the 1995 Annual Stockholders Meeting.

              On September 13, 1995, the Board adopted an amendment to the Plan to increase the number of shares issuable thereunder by an additional 1,250,000 shares. The amendment was approved by the stockholders at the 1996 Annual Stockholders Meeting.

              On November 5, 1996, the Board adopted an amendment to the Plan which renders the non-employee Board members eligible to receive option grants under the Discretionary Option Grant Program in effect under Article Two of the Plan. This amendment shall become effective immediately upon approval by the stockholders at the 1997 Annual Stockholders Meeting. Options may be granted on the basis of such amendment at any time on or after November 5, 1996, but no such option shall become exercisable in whole or in part unless and until the amendment is approved by the stockholders at the 1997 Annual Meeting.

              The Plan was amended and restated by the Board on April 18, 1997 (the "1997 Restatement") to effect the following changes: (i) increase the maximum number of shares of Common Stock authorized for issuance over the term of the Plan from 3,450,000 shares to 4,100,000 shares, (ii) allow unvested shares issued under the Plan and subsequently repurchased by the Company at the option exercise price paid per share to be reissued under the Plan, (iii) remove certain restrictions on the eligibility of non-employee Board members to serve as Plan Administrator, (iv) extend the term of the Plan from October 19, 1998 to December 31, 2002 and (v) effect a series of additional changes to the provisions of the Plan (including the stockholder approval requirements, the transferability of Non-Statutory Options and the elimination of the six
(6)-month holding period requirement as a condition to the exercise of stock appreciation rights) in order to take advantage of the recent amendments to Rule 16b-3 of the Securities and Exchange Commission which exempts certain officer and director transactions under the Plan from the short-swing liability provisions of the federal securities laws. The 1997 Restatement is subject to stockholder approval at the 1997 Annual Meeting, and no option grants made on the basis of the 650,000-share increase shall become exercisable in whole or in part unless and until the 1997 Restatement is approved by the stockholders. Should such stockholder approval not be obtained, then any options granted on the basis of the 650,000-share increase shall terminate without ever becoming exercisable for those shares, and no further option grants issuances shall be made on the basis of such share increase. However, option grants may continue to be made pursuant to the provisions of the Plan as in effect immediately prior to the 1997 Restatement until the original October 19, 1998 expiration date. All option grants made prior to the 1997 Restatement shall remain outstanding in accordance with the terms and conditions of the respective instruments evidencing those options or issuances, and nothing in the 1997 Restatement shall be deemed to modify or in any way affect those outstanding options or issuances. Subject to the foregoing limitations, the Plan Administrator may make option grants under the Plan at any time before the date fixed herein for the termination of the Plan.

              B. The provisions of each restatement of, and amendment to, the Plan shall apply only to options granted under the Plan from and after the effective date of such restatement or amendment. All options issued and outstanding under the Plan immediately prior to the adoption of each restatement or amendment shall continue to be governed by the terms and conditions of the Plan (and the instrument evidencing each such option) as in effect on the date each such option was previously granted, and nothing in a subsequent restatement or amendment shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options with respect to the acquisition of shares of Common Stock thereunder.

              C. The Plan shall terminate upon the earlier of (i) December 31, 2002(2) or (ii) the date on which all shares available for issuance under the Plan have been issued pursuant to the exercise of options granted under Article Two or Article Three. If the date of termination is determined under clause (i) above, then no options outstanding on such date shall be affected by the termination of the Plan, and such securities shall thereafter continue to have force and effect in accordance with the provisions of the stock option agreements evidencing such options.

              D. Options may be granted under this Plan to purchase shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided each option granted is not to become exercisable, in whole or in part, at any time prior to stockholder approval of an amendment authorizing a sufficient increase in the number of shares issuable under the Plan.

         IV.  USE OF PROCEEDS

              Any cash proceeds received by the Company from the sale of shares pursuant to options granted under the Plan shall be used for general corporate purposes.

         V.   REGULATORY APPROVALS

              The implementation of the Plan, the granting of any option hereunder, and the issuance of stock upon the exercise or surrender of any such option shall be subject to the procurement by the Company of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the stock issued pursuant to it.

         VI.  NO EMPLOYMENT/SERVICE RIGHTS

              Neither the action of the Company in establishing or restating the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the restated Plan shall be construed so as to grant any individual the right to remain in the employ or Service of the Company (or any parent or subsidiary corporation) for any period of specific duration, and the Company (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual's employment or Service at any time and for any reason with or without cause.





-------------------
(2) The extension of the term of the Plan from October 19, 1998 to December 31, 2002 is subject to stockholder approval at the 1997 Annual Meeting.

                                    EXHIBIT A

                             ENDOSONICS CORPORATION

                             STOCK OPTION AGREEMENT


                                   WITNESSETH:

RECITALS

         A. The Board of Directors of the Company has adopted the Company's Restated 1988 Stock Option Plan (the "Plan") for the purpose of attracting and retaining the services of selected key employees (including officers and directors), non-employee members of the Board of Directors, and consultants and other independent contractors who contribute to the financial success of the Company or its Parent or Subsidiary corporations.

         B. Optionee is an individual who is to render valuable services to the Company or its Parent or Subsidiary corporations, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company's grant of a stock option to Optionee.

         NOW, THEREFORE, it is hereby agreed as follows:

         1. Grant of Option. Subject to and upon the terms and conditions set forth in this Agreement, the Company hereby grants to Optionee, as of the grant date (the "Grant Date") specified in the accompanying Notice of Grant of Stock Option (the "Grant Notice"), a stock option to purchase up to that number of shares of the Company's Common Stock (the "Optioned Shares") as is specified in the Grant Notice. The Optioned Shares shall be purchasable from time to time during the option term at the option price per share (the "Option Price") specified in the Grant Notice.

         2. Option Term. This option shall have a maximum term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the expiration date (the "Expiration Date") specified in the Grant Notice, unless sooner terminated in accordance with Paragraph 5 or Paragraph 7.

         3. Limited Transferability. This option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee.

         4. Exercisability. This option shall become exercisable for the Optioned Shares in one or more installments in accordance with the exercise schedule specified in the Grant Notice. As the option becomes exercisable for one or more installments, those installments shall accumulate and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or Paragraph 7 of this Agreement.